ConAgra Foods
Q4 FY04 Question & Answer
July 1, 2004


1. What were some examples of consumer brands, on a comparable basis, posting sales growth for the quarter?

         Banquet
         Blue Bonnet
         Chef Boyardee
         DAVID
         Egg Beaters
         Hebrew National
         Hunt's
         Kid Cuisine
         La Choy
         Manwich
         Marie Callender's
         PAM
         Peter Pan
         Reddi-wip
         Slim Jim
         Snack Pack
         Wesson

2. What were some examples of consumer brands, on a comparable basis, posting sales declines for the quarter?

         ACT II
         Armour
         Butterball
         Cook's
         Eckrich
         Healthy Choice
         Orville Redenbacher
         Parkay
         Swiss Miss

3. How much was total Depreciation and Amortization (all types) from continuing operations for the quarter?

         Approximately $93 million (vs. $93 million in Q4 2003).

               $92  million of depreciation (vs. $92 million in Q4 2003)
               $1   million of other amort. (vs. $1 million in Q4 2003)

4. How much was total Depreciation and Amortization (all types) from continuing operations for the fiscal year?

         Approximately $352 million (vs. $375 million for fiscal 2003).

               $348 million of depreciation (vs. $368 million for fiscal 2003)
               $4   million of other amort. (vs. $7 million for fiscal 2003)

5. How much were Capital Expenditures from continuing operations for the quarter?

         Approximately $106 million (vs. $120 million in Q4 2003).

6. How much were Capital Expenditures from continuing operations for the fiscal year?

         Approximately $352 million (vs. $376 million last year).

7. What was the net interest expense for the quarter?

         $80 million.

8. What was the net interest expense for the fiscal year?

         $275 million.

9. What is included in the company's net debt at the end of the quarter (in millions)?

                                                 Q4 FY04          Q4 FY03
                                                 -------          -------
         Total Debt*                             $5,694           $6,080
         Less: Cash On Hand                      $  589           $  629
                                                 -------          -------
                           Total                 $5,105           $5,451

         * Total debt = short-term debt, long-term debt, and subordinated debt

10. What was Corporate Expense for the quarter?

         Approximately $95 million (vs. approximately $133 million in Q4 2003). Included in corporate expense is a gain on the sale of the company's minority interest in a joint venture; the gain is classified as a $21 million reduction of corporate expense.

11. What was Corporate Expense for the fiscal year?

         Approximately $342 million (vs. approximately $407 million last year).

12. How much did you pay in dividends during the quarter?

         $137 million.

13. How much did you pay in dividends for the fiscal year?

         $537 million.

14. What was the weighted average number of diluted shares outstanding for the quarter?

         527 million shares.

15. What was the approximate effective tax rate for the fourth quarter
    (rounded)?

         35%.

16. What were the gross margins and operating margins this quarter ($ amounts in millions, rounded)?

         Gross Margin = Gross Profit* divided by Net Sales
         Gross Margin = $818/$3,962 = 20.7%

         Operating Margin = Segment Operating Profit** divided by Net Sales Operating Margin = $465/$3,962 = 11.7%

         * Gross Profit equals Net Sales - Costs of Goods Sold ($3,962 - $3,144 = $818)

         **See fourth quarter segment operating results for a reconciliation of operating profit to income from continuing operations. Income from Continuing Operations divided by Net Sales = $305/$3,962 = 7.7%.

17. Why are accounts receivable higher than last year?

         Last year the company sold through securitization programs approximately $500 million of accounts receivable. With the company's strong cash position, the company has elected not to draw from its asset securitization program, and as a result the accounts receivable balance is higher at fiscal 2004 year-end.


18. What was the trade working capital position at quarter end, excluding amounts for discontinued operations?

         Trade working capital is defined as the net position of Accounts Receivable plus Inventory less Current Operating Liabilities (Accounts Payable, Accrued Expenses, and Advances on Sales).

                                               Q4 FY04           Q4 FY03
                                               -------           -------
         Accounts Receivable*                  $ 1,324           $   801
         Inventory                             $ 2,626           $ 2,456
         Less: Accounts Payable                $   941           $   788
         Less: Accrued Expenses                $ 1,349           $ 1,397
         Less: Advances on Sales               $   178           $   112
                                               -------           -------
                  Net Position                 $ 1,482           $   960

         * Please note question 17 regarding higher accounts receivable balance.

19. What is the preliminary estimate of the effective tax rate for fiscal 2005?

         Approximately 38%.

20. What are projected Capital Expenditures for fiscal 2005?

         Approximately $475 million, reflecting increased investment in information systems and the logistics network.

21. What is the expected net interest expense for fiscal 2005?

         Approximately $315 million.

22. The company stated that fiscal 2004 reflected $0.07 per share of expense related to implementing cost savings initiatives, including a reduction in headcount and facilities. Fiscal 2005 EPS is expected to include $0.03 per share of expense as these initiatives continue that year. Does the company have any additional comments on the initiatives?

         o As part of efforts to improve the company's cost structure, margins, and competitive position, the company is currently implementing a series of initiatives that will better align and utilize the company's collective resources.

         o The initiatives were started in the second quarter of fiscal 2004, and are expected to continue into fiscal 2005. These initiatives include:

                   >> Elimination of duplicative costs and
                      overhead;

                   >> Consolidation of selected plants and support
                      functions;

                   >> Efforts to streamline and improve our ability
                      to do business with our customers, distributors and brokers; and

                  >>  Realignment of business organizations.

         o These initiatives are expected to be more than offset by cost savings in the future.

23. As reported in this release and prior releases, what are the main items in fiscal 2004 EPS that will affect comparability with fiscal 2005 EPS?

Summary of major items in
fiscal 2004 EPS that
will affect comparability                               First         Second       Third          Fourth
with fiscal 2005 EPS                                    Quarter       Quarter      Quarter        Quarter
                                                        --------      --------     --------       --------

Contribution from discontinued operations                $0.07         $0.06        $0.02          $0.03
Benefit of lower tax rate                                $0.12                                     $0.02
Litigation expense                                      -$0.03                                    -$0.05
Accounting change (SFAS 143 Adopted)                    -$0.02
Costs to implement efficiency initiatives                             -$0.01       -$0.03         -$0.03
Liquidation of minority interest investment                                                        $0.02
Estimated benefit of extra week in fiscal 2004                                                     $0.03


24. What are the revisions to historical segment results as a result of the classification change that took place this quarter?

    Please see the following tables - one shows segment information, the other shows the entire P/L information.


CONAGRA FOODS, INC.
Income Statement for FY04, FY03 - To Be Reported at the end of Q4 FY04
($USD, in millions)
                            -----------------------------------------------------------------   ---------------------------------
                                                       FY 2003                                               FY 2004
                            -----------------------------------------------------------------   ---------------------------------
                            Q1 FY03     Q2 FY03     Q3 FY03     Q4 FY03     Total FY 03         Q1 FY04     Q2 FY04       Q3 FY04
                            -------     -------     -------     -------     -----------         -------     -------       -------

Net sales                   $5,381.3   $4,384.8     $3,547.7    $3,625.3    $16,939.1           $3,229.4    $3,804.8     $3,525.5
                            -----------------------------------------------------------------   ---------------------------------
Costs and expenses
    Costs of goods sold      4,548.7    3,473.2      2,716.1     2,831.9     13,569.9            2,545.2     2,908.5      2,728.4
    SG&A expenses              463.4      528.4        477.2       440.0      1,909.0              464.0       477.7        423.1
    Interest expenses, net      82.8       69.8         63.4        58.7        274.7               65.4        68.2         61.8
                            -----------------------------------------------------------------   ---------------------------------
                             5,094.9    4,071.4      3,256.7     3,330.6     15,753.6            3,074.6     3,454.4      3,213.3
Equity method investment
earnings                         7.9        7.4         11.8        10.0         37.1               11.2        16.3          1.9
                            -----------------------------------------------------------------   ---------------------------------
Income from continuing
  operations before
  income taxes and
  cumulative effect of
  changes in accounting        294.3      320.8        302.8       304.7      1,222.6              166.0       366.7        314.1

Income tax expense (benefit)   107.7      114.8        104.2        88.9        415.6               (1.3)      128.8        122.3
                            -----------------------------------------------------------------   ---------------------------------
Income from continuing
  operations before            186.6      206.0        198.6       215.8        807.0              167.3       237.9        191.8
  cumulative effect of
  changes in accounting

Income (loss) from
  discontinued operations       37.1       29.8        (37.6)      (65.4)       (36.1)              39.3        32.2         12.9

Income before cumulative
  effect of changes
  in accounting                223.7      235.8        161.0       150.4        770.9              206.6       270.1        204.7
Cumulative effect of
  changes in accounting          3.9          -            -           -          3.9              (11.7)          -        (1.4)
                             ----------------------------------------------------------------    --------------------------------

Net income                    $227.6     $235.8         $161.0    $150.4       $774.8             $194.9      $270.1       $203.3
                              ======     ======         ======    ======       ======             ======      ======       ======


ConAgra Foods, Inc.
Segment Operating Results:  Q4 FY04
($USD, in Millions)


                             ----------------------------------------------------------------    -------------------------------
                                                       FY 2003                                                FY 2004
                             ----------------------------------------------------------------    -------------------------------
                             Q1 FY03     Q2 FY03      Q3 FY03     Q4 FY03        Total           Q1 FY04    Q2 FY04     Q3 FY04
                             -------     -------      -------     -------        -----           -------    -------     -------
Segment Sales

  Retail Products            $1,994.0    $ 2,364.4    $ 2,152.5   $ 2,157.2   $ 8,668.1          $ 1,841.0  $ 2,271.6   $2,091.4
  Foodservice Products          895.0        930.5        856.8       915.6     3,597.9              880.3      956.2      876.1
  Food Ingredients              530.0        583.5        538.4       552.5     2,204.4              508.1      577.0      558.0
  Meat Processing             1,962.3        506.4            -           -     2,468.7                  -          -          -
  Agricultural Products             -            -            -           -           -                  -          -          -
                            ---------    ---------    ---------   ---------   ---------          ---------   --------   --------
    Total                     5,381.3      4,384.8      3,547.7     3,625.3    16,939.1            3,229.4    3,804.8    3,525.5

Segment Operating Profit

  Retail Products               263.3        357.4        337.5       339.8     1,298.0              208.0      357.8      326.4
  Foodservice Products           89.9         98.6         78.0        78.0       344.5               76.0       85.8       69.8
  Food Ingredients               36.4         43.0         27.0        18.7       125.1               27.9       54.1       54.2
  Meat Processing                46.1          2.9          0.7         49.7       99.4                  -          -          -
  Agricultural Products             -            -            -           -           -                  -          -          -
                            ---------    ---------    ---------   ---------   ---------          ---------   --------   --------
     Total                      435.7        501.9        443.2       486.2     1,867.0              311.9      497.7      450.4


Reconciliation of total
  operating profit to
  income from continuing
  operations before income
  tax and cumulative effect
  of changes in accounting

Items excluded from segment
   operating profit:

   General and corporate
     expense                     66.5        118.7         88.8       132.8       406.8              91.7       79.1        76.4
   Interest expense, net         82.8         69.8         63.4        58.7       274.7              65.4       68.2        61.8
   Equity method investment
     earnings                     7.9          7.4         11.8        10.0        37.1              11.2       16.3         1.9
   Goodwill Amortization            -            -            -           -           -                 -          -           -
                             --------    ---------    ---------   ---------   ---------          ---------  --------    --------

Income from continuing
  operations before income
  tax and cumulative
  effect of changes in
  accounting                $   294.3    $   320.8    $   302.8   $   304.7   $ 1,222.6           $  166.0   $  366.7   $  314.1
                             ========    =========    =========   =========   =========           ========   ========   ========

Segment operating profit excludes general corporate expense, equity method investment earnings, goodwill and net interest expense. Management believes such expenses are not directly associated with segment performance results for the period.
Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.
